Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Delphi Technologies PLC Long-Term Incentive Plan of our report dated June 9, 2017, with respect to the combined financial statements and schedule of Delphi Technologies PLC included in its Registration Statement on Form 10 (No. 001-38110) filed with the Securities and Exchange Commission on June 9, 2017, as amended.

/s/ Ernst & Young LLP

Detroit, Michigan

December 1, 2017